Exhibit 99.1

10b5-1 Repurchase Plan

This Repurchase Plan, dated June 30, 2016 (the “Repurchase Plan”), is entered into and among Independent Bank Corporation (“Issuer”) and Keefe, Bruyette & Woods, Inc. (“Broker”).

Whereas, the Issuer desires to establish this Repurchase Plan to repurchase shares of its [common stock], (the “Stock”); and

Whereas the Issuer desires to engage Broker to effect repurchases of shares of Stock in accordance with the Repurchase Plan;

NOW, THEREFORE, the Issuer and the Broker hereby agree as follows:

1.	Broker shall effect a repurchase (each a “Repurchase”) in accordance with Exhibit A.

2.	Broker shall be authorized to repurchase 250,000 shares of Stock.

3.	Broker is authorized to use its reasonable business judgment to determine how, when, or whether to effect the Repurchase referred to above and may make repurchases in the open market or through privately negotiated transactions; provided, however, that Broker shall comply with the applicable requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with Repurchases of Stock in the open market pursuant to this Repurchase Plan. The Issuer agrees not to take any action that would cause Repurchases not to comply with Rule 10b-18 or Rule 10b5-1 under the Exchange Act.

4.	This Repurchase Plan shall become effective on July 1, 2016 and shall terminate on the earliest to occur of (a) August 1, 2016 being the date of termination, (b) the bankruptcy, reorganization, liquidation or insolvency of the Issuer, and (c) the fifth business day after Issuer, or the first business day after Broker, notifies the other in writing that the Repurchase Plan shall terminate.

5.	While this Repurchase Plan is in effect, the Issuer agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the Stock covered by this Repurchase Plan (including, without limitation, with respect to any securities convertible or exchangeable into the Stock) and agrees not to alter or deviate from the terms of this Repurchase Plan.

6.	The execution and delivery of this Repurchase Plan by the Issuer and the transactions contemplated by this Repurchase Plan will not contravene any provision of applicable law or any agreement or other instrument binding on the Issuer or any of the Issuer’s affiliates, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Issuer or Issuer’s affiliates. Issuer agrees to comply with all applicable laws, rules and regulations during the term of and in connection with this Repurchase Plan.

7.	Issuer agrees that until this Repurchase Plan has been terminated Issuer shall not (a) enter into a binding contract with respect to the purchase or sale of Stock with another broker, dealer or financial institution, (b) instruct another broker, dealer or financial institution to purchase or sell Stock on Issuer’s behalf or (c) adopt a plan for trading Stock other than this Repurchase Plan.

8.	Issuer understands that Broker may not be able to effect a Repurchase due to a market disruption or a legal, regulatory or contractual restriction applicable to Broker, as determined by Broker in its sole discretion. If any Repurchase cannot be executed as required by paragraph 1, due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker, Broker shall effect such Repurchase as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event.

9.	Issuer represents and warrants that it is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock), is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent the Broker from conducting a Repurchase in accordance with this Repurchase Plan and is entering into this Repurchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. Issuer shall immediately notify the Broker if it becomes subject to a legal, regulatory or contractual restriction or undertaking that would prevent the Broker from making a Repurchase pursuant to this Repurchase Plan, and, in such a case, Issuer and Broker shall cooperate to amend or otherwise revise this Repurchase Plan to take account of such legal, regulatory or contractual restriction or undertaking (provided that neither party shall be obligated to take any action that would be inconsistent with the requirements of Rule 10b5-1(c)).

10.	It is the intent of Issuer that this Repurchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Rule 10b-18 under the Exchange Act and this Repurchase Plan shall be interpreted to comply with the requirements thereof. Issuer acknowledges and agrees that Issuer does not have, and shall not attempt to exercise, any influence over how, when or whether to effect repurchases of Stock pursuant to this Repurchase Plan.

11.	Issuer shall be solely responsible for compliance with all statutes, rules and regulations applicable to the Issuer and the transactions contemplated hereby, including without limitation, all reporting and filing requirements. Issuer represents and warrants that the Repurchase Plan and the transactions contemplated hereby are consistent with the Issuer’s publicly announced stock repurchase program and that said program has been duly authorized by the Issuer’s board of directors.

12.	Issuer agrees that Issuer shall not, directly or indirectly, communicate any information relating to the Stock or the Issuer to any employee of Broker or its affiliates who is involved, directly or indirectly, in executing this Repurchase Plan at any time while this Repurchase Plan is in effect, provided, however, that Issuer shall at all times be permitted to provide to Broker any notice expressly required or permitted by this Repurchase Plan.

13.	Issuer has consulted with Issuer’s own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Broker or any person affiliated with Broker in connection with, Issuer’s adoption and implementation of this Repurchase Plan. Issuer acknowledges that Broker is not acting as a fiduciary or an advisor for Issuer.

14.	This Repurchase Plan shall be governed by and construed in accordance with the laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto and the Issuer.

Indemnification

1.	(a) Issuer agrees to indemnify and hold harmless Broker and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to Broker’s actions taken or not taken in compliance with this Repurchase Plan or arising out of or attributable to any breach by Issuer of this Repurchase Plan (including Issuer’s representations and warranties hereunder) or any violation by Issuer of applicable laws or regulations, provided, however, that Issuer shall not be obligated to indemnify Broker for any damages finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Broker or its directors, officers, employees or affiliates. This indemnification shall survive termination of this Repurchase Plan.

(b)	Notwithstanding any other provision hereof, Broker shall not be liable to Issuer for:

i.	Special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or
ii.	Any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.

2.	Issuer acknowledges and agrees that in performing Issuer’s obligations hereunder neither Broker nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Issuer’s assets, or exercising any authority or control respecting management or disposition of Issuer’s assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section 2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Issuer or Issuer’s assets. Without limiting the foregoing, Issuer further acknowledges and agrees that neither Broker nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any “investment advice” within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to Issuer’s assets.

This Repurchase Plan constitutes the entire agreement between the parties with respect to this Repurchase Plan and supercedes any prior agreements or understandings with regard to the Repurchase Plan.

IN WITNESS WHEREOF, the undersigned have signed this Repurchase Plan as of the date first written above.

Independent Bank Corporation

By:	/s/Robert N. Shuster
Name:	Robert N. Shuster
Title:	EVP and Chief Financial Officer

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Scott Jaffe
Name: Scott Jaffe
Title: Director of Corporate Services

Exhibit A

  10b5-1 Repurchase Plan for the Period 07/01/16 – 08/01/16

Price	Daily Market Order Amount Limit ¹	Weekly Block Purchase Amount Limit [2]
$14.50 per share	10b-18 ADTV	100,000 shares at $14.50 per share or less

¹ – Subject to 10b18 “Average Daily Trade Volume (ADTV)”
2 – Subject to Rule 10b-18 “Block Calculation”